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                                                                       EXHIBIT 5

                               November 19, 1998



PLATINUM technology, inc.
1815 South Meyers Road
Oakbrook Terrace, Illinois 60181


     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have represented PLATINUM technology, inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 15,000,000 shares (the "Shares") of the Company's Common Stock, $.001 par value per share ("Common Stock"), issuable upon exercise of options under the PLATINUM technology, inc. Broad Based Stock Option Plan (the "Broad Based Plan").

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Restated Certificate of Incorporation of the Company, as amended, (c) the Bylaws of the Company, (d) records of proceedings and actions of the Company's Board of Directors, and (e) the Broad Based Plan.

     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, it is our opinion that the Shares, when issued by the Company in accordance with the terms of the Broad Based Plan, will be validly issued, fully paid and non-assessable shares of Common Stock.
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PLATINUM technology, inc.
November 19, 1998
Page 2


     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations promulgated thereunder.


                                       Very truly yours,


                                       /s/ KATTEN MUCHIN & ZAVIS

                                       KATTEN MUCHIN & ZAVIS